As filed with the Securities and Exchange Commission on August 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KVH INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	05-0420589 (I.R.S. employer identification no.)
50 Enterprise Center Middletown, RI 02842 (Address of principal executive offices)(Zip code)

KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan

(Full title of the plan)

Brent C. Bruun
President and Chief Executive Officer
KVH Industries, Inc.

50 Enterprise Center

Middletown, RI 02842

(Name and address of agent for service)

Telephone: (401) 847-3327

(Telephone number, including area code, of agent for service)

Copies to:

John D. Hancock, Esq.

Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

EXPLANATORY NOTE

This Registration Statement covers an aggregate of 1,280,000 shares of common stock issuable pursuant to our Amended and Restated 2016 Equity and Incentive Plan (as amended to date, the “2016 Plan”). These shares are in addition to the shares of common stock registered pursuant to the Registration Statements on Form S-8, File Nos. 333-212959 and 333-240354, which we filed with the Securities and Exchange Commission on August 5, 2016 and August 4, 2020, respectively. The reservation of these 1,280,000 additional shares for issuance pursuant to the 2016 Plan was approved by our board of directors on May 1, 2022 and by our stockholders on June 8, 2022.

The contents of our Registration Statements on Form S-8, File Nos. 333-212959 and 333-240354, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of KVH Industries, Inc., as amended (incorporated by reference to Exhibit 3.1 to our quarterly report on Form 10-Q filed with the Commission on August 6, 2010)
4.2	Amended and Restated Bylaws of KVH Industries, Inc. (incorporated by reference to Exhibit 3.2 to our quarterly report on Form 10-Q filed with the Commission on November 1, 2017)
4.3	Specimen certificate for the common stock of KVH Industries, Inc. (incorporated by reference to Exhibit 4.1 to our annual report on Form 10-K filed with the Commission on March 2, 2018)
4.4	KVH Industries, Inc. Amended and Restated 2016 Equity and Incentive Plan (incorporated by reference to Appendix A to our definitive proxy statement on Schedule 14A filed with the Commission on May 2, 2022)
5.1†	Opinion of Foley Hoag LLP
23.1†	Consent of Grant Thornton LLP
23.3†	Consent of Foley Hoag LLP (included in Exhibit 5.1)
24.1†	Power of Attorney (included on signature page of this Registration Statement)
107†	Filing Fee Table

†	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middletown, State of Rhode Island, on August 15, 2022.

KVH INDUSTRIES, INC.

By:	/s/ Roger A. Kuebel
Roger A. Kuebel
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Brent C. Bruun, Roger A. Kuebel and Felise Feingold as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brent C. Bruun Brent C. Bruun	President, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2022

/s/ Roger A. Kuebel Roger A. Kuebel	Chief Financial Officer (Principal Financial Officer)	August 15, 2022

/s/ Jennifer L. Baker	Vice President and Chief Accounting	August 15, 2022
Jennifer L. Baker	Officer (Principal Accounting Officer)

/s/ Cathy-Ann Martine-Dolecki Cathy-Ann Martine-Dolecki	Chair of the Board	August 15, 2022

/s/ James S. Dodez James S. Dodez	Director	August 15, 2022

/s/ Cielo M. Hernandez Cielo M. Hernandez	Director	August 15, 2022

/s/ David B. Kagan David B. Kagan	Director	August 15, 2022

/s/ David M. Tolley David M. Tolley	Director	August 15, 2022

/s/ Charles R. Trimble Charles R. Trimble	Director	August 15, 2022